SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report    May 2, 2007

(Date of earliest event reported)    April 30, 2007

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2007, Old Second Bancorp, Inc. (the “Company”) and its newly formed business trust subsidiary, Old Second Capital Trust II, a Delaware statutory trust (the “Trust”), consummated the issuance and sale of an aggregate amount of $25,000,000 of the Trust’s fixed/floating rate capital securities (the “Capital Securities”), in a pooled trust preferred transaction. The proceeds from the sale of the Capital Securities were combined with the proceeds from the sale by the Trust to the Company of the Trust’s common securities and were used by the Trust to purchase $25,774,000 in principal amount of fixed/floating rate subordinated debentures of the Company.  No underwriting commissions or placement fees were paid in connection with the issuances.  All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The terms of the subordinated debentures are governed by an Indenture dated April 30, 2007 between the Company and Wells Fargo Bank, National Association (“Wells Fargo Bank”), as Indenture Trustee. The subordinated debentures accrue interest at a fixed rate of 6.766% per annum for the first ten years, payable quarterly, and thereafter at a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.50%. The debentures are not redeemable by the Company during the first ten years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

The trust preferred securities were issued pursuant to a Purchase Agreement dated April 26, 2007, by and among the Company, the Trust and an initial purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wells Fargo Bank, as Trustee, and the trust administrators. The terms of the trust preferred securities are identical to the terms of the subordinated debentures issued by the Company, as described above. Pursuant to a Guarantee Agreement dated April 30, 2007, by and between the Company and Wells Fargo Bank, as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust preferred securities, subject to the terms and conditions set forth therein.

The Company intends to use the proceeds of the trust preferred securities to purchase shares of Company common stock pursuant to a tender offer, the terms of which were reported on Schedule TO as filed with the Securities and Exchange Commission on April 17, 2007.  To the extent that any proceeds remain after the tender offer is consummated, the Company intends to repay all or a portion of short-term indebtedness of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See information provided under Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: May 2, 2007	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Senior Vice President
and Chief Financial Officer